Moores Rowland

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-4/A7 (File No. 333-267662) of Seamless Group Inc. and Subsidiaries of our report dated April 19, 2024, relating to the consolidated financial statements of Seamless Group Inc. and Subsidiaries as of and for the year ended December 31, 2023. We also consent to the reference to us under the heading "Experts" in this Registration Statement.

MRi

MRI Moores Rowland LLP

Singapore

April 19, 2024